SCHEDULE 14C
                                 (RULE 14C-101)

     Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Definitive Information Statement

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5(d)(2))

                                   PRIDE, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                   PRIDE, INC.
                                 AC Cars House
                              Vickers Drive North
                           Brooklands Industrial Park
                                Surrey, KT13 0YU


                        PRELIMINARY INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                  INTRODUCTION


     This information statement has been mailed on _________, 1999 to the stockholders of record on August 12, 1999 of Pride, Inc., a Delaware corporation ("Pride" or the "Company") in connection with certain actions to be taken by the Company pursuant to the written consent by the majority stockholders of the Company, dated August 12, 1999. The action to be taken pursuant to the written consent shall be taken on September 27, 1999. The principal executive offices of the Company are located at AC Cars House Vickers Drive North Brooklands Industrial Park Surrey, KT13 0YU . The Company's telephone number is 011 44 1932 336033.


     THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                                                   Alan Lubinsky
                                                                       President

         NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF A
            MAJORITY STOCKHOLDER IN LIEU OF A SPECIAL MEETING OF THE
                       STOCKHOLDERS ON SEPTEMBER 27, 1999

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant the written consent of a majority of stockholders in lieu of a special Meeting of the stockholders of Pride, Inc. on September 27, 1999:

         1. The adoption of a Share Exchange Agreement (the "Agreement"), dated as of July 30, 1999, between Pride and the shareholders of Mason Hill & Co., Inc. ("Mason Hill"), providing for the acquisition of Mason Hill by Pride on the terms and conditions contained in such Agreement, a copy of which is attached as Exhibit A to the accompanying Information Statement;

         2. The adoption of an amendment to the Certificate of Incorporation of Pride to (i) decrease the number of authorized shares of common stock of Pride from 500,000,000 to 20,000,000 shares; and (ii) change the name of the Company to Mason Hill Holdings,Inc.;

         3. The election of the directors set forth herein to serve as directors of Pride for the ensuing year;

         4.A reverse-split of the Company's common stock on a one-for-two basis;

         5. The selection of Lilling & Company as the Company's independent accountants for the fiscal year ended March 31, 2000.

         6.  The  reorganization  of  Pride's  AC  Investments,   Inc.  and  PMS
         Investments, Inc. subsidiaries such that they become wholly-owned subsidiaries of AC Holdings, Inc., a wholly owned subsidiary of Pride;

         7. The spin-off of all of the 2,166,357 shares of common stock of Pride's AC Holdings, Inc. subsidiary to the stockholders of Pride;

         8. The spin-off of 743,000 shares of DME Interactive Holdings, Inc. common stock which are owned by the Company, to the stockholders of the Company.

     The Board of Directors has fixed the close of business on August 12, 1999 as the record date for determining the shareholders entitled to notice of the foregoing.

                                                                 By order of the
                                                             Board of Directors,

                                                        Alan Lubinsky, Secretary

August __, 1999

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consists of 500,000,000 shares of Common Stock, par value $.002 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share, which may be issued in one or more series at the discretion of the board of directors. As of the Record Date hereof, there were 2,166,357 shares of Common Stock outstanding, all of which were fully paid and non-assessable and no shares of Preferred Stock issued or outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because shareholders holding at least a majority of the Common Stock issued and outstanding as at the Record Date, namely New World Finance Limited, the holder of 1,050,000 shares of the Company's common stock; Eros Nominees Limited, the holder of 100,000 shares of the Company's common stock; Regent Nominees Limited, the holder of 81,000 shares of the Company's common stock; and Fort Investments, Limited, the holder of 100,000 shares of the Company's common stock have voted in favor of the following proposals by Resolution dated August 12, 1999; and having sufficient voting power to approve such Proposals through their ownership of the Company's Common Stock, no other shareholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Shareholders. As this Information Statement is being sent to the beneficial owners of the Common Stock on August 12, 1999, which is more than twenty (20) days before the date of the action to be taken by the written consent of a majority of stockholders, the Company anticipates that the actions contemplated herein will be effected on or about the close of business on September 27, 1999.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware Business Company Law.

                            OWNERSHIP OF SECURITIES

     The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned by (i) each person who is known by the Company to own of record or beneficially five percent (5%) or more of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group. The shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                     Number of                          Percentage of
Name                                                  Shares                            Share Ownership

Alan Lubinsky (1)                                            *                          *
c/o Pride House
AC Cars House
Vickers Drive North
Brooklands Industrial Park
Surrey, KT13 0YU

Christopher Kinsley                                     40,500                          *
c/o Mason Hill & Co., Inc.
110 Wall Street
New York, NY 10005

Walter Durchhalter (2)                                       *                          *
c/o Mason Hill & Co., Inc.
110 Wall Street
New York, NY 10005

Ivan Averbuch (1)                                            *                          *
c/o Pride House
AC Cars House
Vickers Drive North
Brooklands Industrial Park
Surrey, KT13 0YU

Allan Edgar (1)                                              *                          *
c/o Pride House
AC Cars House
Vickers Drive North
Brooklands Industrial Park
Surrey, KT13 0YU

New World Finance, Ltd.                              1,050,535                         48.5%
c/o Pride House
AC Cars House
Vickers Drive North
Brooklands Industrial Park
Surrey, KT13 0YU


                                        1

Eros Nominees, Ltd.                                    100,000                          4.6%
c/o Pride House
AC Cars House
Vickers Drive North
Brooklands Industrial Park
Surrey, KT13 0YU

Regent Nominees, Ltd.                                   81,000                          3.7%
c/o Pride House
AC Cars House
Vickers Drive North
Brooklands Industrial Park
Surrey, KT13 0YU

Fort Investments, Ltd.                                 100,000                          4.6%
c/o Pride House
AC Cars House
Vickers Drive North
Brooklands Industrial Park
Surrey, KT13 0YU

All officers and
Directors as a group
 (3 persons) (1)                                     1,845,535                          70.3%



     (1) Excludes Shares which are issuable upon the exercise of options granted under the Company's 1994 Stock Option Plan.

     (2) Excludes 40,500 Shares which are owned by Marion Durchhalter, the mother of Walter Durchhalter, as to which Mr. Durchhalter disclaims beneficial ownership.

                                APPROVAL REQUIRED

     The approval of a majority of the outstanding stock entitled to vote is necessary to approve the following proposals. However, as discussed above, the Company's Board of Directors has obtained the necessary approval for these proposals from stockholders with voting authority for stock constituting in excess of 50% of the total outstanding shares of the Company's Common Stock entitled to vote. As such, the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

                       BACKGROUND AND RECENT DEVELOPMENTS

     Pride, Inc. (the "Company") was incorporated as L.H.M. Corp. in the State of Delaware on May 10, 1988, as a "blank check" company for the purpose of seeking potential business ventures through acquisition or merger. In April 1990, L.H.M. Corp. entered into an Agreement and Plan of Reorganization with International Sportsfest, Inc. ("ISI"), a company formed to engage in and establish sports expositions in sports products such as clothing and sports related equipment. At such time L.H.M. Corp. changed its name to ISI. ISI never engaged in any business operations. In November 1992, ISI effected a 1 for 200 reverse split of its issued and outstanding shares of Common Stock. In January 1994, ISI entered into an Agreement and Plan of Reorganization with Pride Management Services, Plc. ("PMS"), an English corporation, whereby PMS became a wholly owned subsidiary of ISI and ISI changed its name to Pride, Inc.

     Pride Automotive Group, Inc., a Delaware corporation ("PAG") was formed by the Company in March 1995 for the purpose of acquiring all of the outstanding shares of common stock of PMS, which was accounted for as a "Reorganization." Prior to the Reorganization, PMS was a wholly owned subsidiary of the Company.

     In connection with the Reorganization and formation of PAG, PMS became a wholly owned subsidiary of PAG which, prior to PAG's initial public offering, was approximately 72.8% owned by Pride. PMS is a holding company which has six wholly owned subsidiaries which, prior to the Asset Disposition (as hereinafter defined) engaged in the Company's operations. PMS's wholly-owned subsidiaries include; Pride Vehicle Contracts Limited, Baker Vehicle Contracts Limited, Pride Vehicle Contracts (UK) Limited, Pride Leasing Limited, Pride Vehicle Management Limited and Pride Vehicle Deliveries Limited. These companies operated as one unit, with the same management and facilities.

     In November 1996, PAG, through its subsidiary AC Automotive Group Limited ("Automotive"), acquired all of the assets of AC Cars Limited ("AC Cars") and Autokraft Limited ("Autokraft"), two companies incorporated under the laws of England and Wales, respectively. AC Cars and Autokraft are specialty automobile manufacturers that had been in administrative receivership since March 1996.

     In November 1998, PMS and its subsidiaries entered into an agreement with Newcourt Automotive Services, Ltd. ("Newcourt) to sell it substantially all of their leasing portfolios for the sum of approximately $14,943,000 (the "Asset Dispostion"). The portfolio sold had been carried on the books of the Company at a value of approximately (pound)18,098,000 ($29,499,740). PMS currently maintains leases on approximately 100 vehicles, although it intends to discontinue its leasing operations by the end of calendar year 1999. The sale of such assets was deemed necessary by PMS due to pressure from its lenders. In June 1999, the Company acquired 100% of the issued and outstanding capital stock of PMS and PAG's 16% interest in AC Automotive, each for the sum of $1.00. The acquisition of the foregoing by the Company from PAG was in connection with PAG's acquisition, through a "reverse-merger" type transaction, of DME Interactive Holdings, Inc. ("DME").

     PMS is winding down its operations and has a negative net worth. The Company is of the opinion that PMS is of no commercial value and that its 16% interest in Automotive could be of value to its shareholders in the future. The Company is also of the belief that delivering shares of DME to its shareholders will result in value to the shareholders as there currently exists a limited market for such securities.

     In light of the foregoing, Management had been searching for a business opportunity for the Company. Since Mason Hill had been investment bankers for PAG and was recently engaged as investment bankers for the Company, the opportunity to acquire Mason Hill resulted from conversations between management of the Company and management of Mason Hill. The terms of the merger transaction were negotiated by management of both companies. The Company and Mason Hill executed a definitive share exchange agreement on July 30, 1999.

     The Company's assets currently consist of its ownership interest of PMS and its ownership of approximately 16% of the capital stock of AC Automotive Group, Inc. ("Automotive"), its ownership of PMS (through its subsidiaries) and its ownership of 1,193,000 shares of common stock of DME Interactive Holdings, Inc. ("DME"), 743,000 of which will be spun-off to shareholders in connection with the matters contemplated herein and 350,000 of which will be contributed to AC Holdings, Inc. ("ACH") prior to the spin-off of ACH to the shareholders of Pride.

                   ACTIONS TO BE TAKEN AT THE SPECIAL MEETING

I.       THE ADOPTION OF A SHARE EXCHANGE AGREEMENT (THE
         "AGREEMENT"), DATED AS OF JULY 30, 1999, BETWEEN PRIDE AND THE SHAREHOLDERS OF MASON HILL

     On July 30, 1999, the Company entered into a definitive Share Exchange Agreement with Mason Hill which provides for the exchange of all of the issued and outstanding capital shares of Mason Hill by its shareholders for 15,886,618 shares of the Company's common stock.

     The Company does not believe that Delaware law requires shareholder approval of the foregoing transaction, although same was approved by a majority of Pride shareholders pursuant to the terms of the Agreement. Upon completion of the Mason Hill Acquisition, Mason Hill will become a wholly-owned subsidiary of the Company.

Business - Mason Hill & Co., Inc.

     Mason Hill is an NASD registered securities broker/dealer which has been engaged in commercial brokerage operations since November 1995. Mason Hill concentrates its efforts in the areas of (a) retail and institutional sale of securities; (b) trading and market making activities; and (c) investment and merchant banking. Mason Hill may additionally engage in other aspects of the securities business, including the purchase and sale of United States Government obligations, money market instruments, mortgage related securities, municipal and tax exempt securities, options, and foreign exchange commodities. Such other activities may involve the different or additional business risks and would require personnel experienced in such areas.

     Mason Hill utilizes the services of CIBC Oppenheimer ("Oppenheimer") as its clearing broker to process all of the securities transactions for Mason Hill. Mason Hill leases 18,650 square feet at 110 Wall Street, New York, New York as its principal offices. The term of the lease is for a period of five (5) years ending July of the year 2000.

Retail and Institutional Sale of Securities

     Mason Hill derives a significant portion of its revenues from commissions on brokerage transactions resulting from the retail and institutional sale of equity securities. Mason Hill's customers include both United States and foreign individuals and high net worth individuals.

     Mason Hill earns retail commissions from brokerage transactions in Nasdaq securities, as well as securities listed on the NYSE and AMEX. Depending on the circumstances, Mason Hill acts as either principal or agent in the execution of trades in these markets. Mason Hill employs registered representatives who principally engage in the retail sale of securities. As of the date hereof, Mason Hill employs 25 registered representatives.

Trading and Market-Making Activities

     Mason Hill is subject to the "Net Capital Rule", which rule governs the amount of securities which Mason Hill may buy, sell or hold in inventory. Mason Hill purchases some securities for inventory, in order to "make a market" in such securities. As a market-maker, Mason Hill is required to publish bona fide bid and offer quotations in a quotation system (generally Nasdaq) or furnish bona fide quotations to other broker-dealers upon request. Mason Hill, as a market maker, must be ready to buy and sell reasonable quantities of a security at its quoted prices. Consequently, Mason Hill has its capital at risk when it conducts such market-making activities. The number of securities in which Mason Hill is permitted to make a market is limited by Mason Hill's restriction agreement with the NASD and the net capital rule under the NASD's regulations (the "Net Capital Rule").

     In executing customer orders for Nasdaq securities in which it does not make a market, Mason Hill charges a commission and acts as a broker in executing the order with another firm which is a market-maker. Brokerage commissions are also charged on NYSE and AMEX transactions in accordance with Mason Hill's commission schedule. Mason Hill executes customer orders for securities listed on the NYSE, AMEX or on Nasdaq through its clearing firm, Oppenheimer.

     Mason Hill also engages in securities trading for its own account. Trading profits or losses depend on the skills of Mason Hill's employees in market-making activities, the amount of capital allocated to securities positions, the volatility of the securities markets and the general trend of prices in the securities markets. Trading as a principal requires the commitment of capital and creates an opportunity for profit as well as the risk of loss due to market fluctuations. Mason Hill takes both long and short positions in securities in which it makes a market. If Mason Hill is in a short position with respect to any security, it may be subject to a significant liability if it is unable to cover the short position. The size of securities positions on any one day may not be representative of Mason Hill's exposure on any other day, as securities positions vary substantially on the basis of economic and market conditions, allocations of capital, including the amount of capital that may be committed to underwritings, and trading volume. In addition, the aggregate value of inventories which Mason Hill may carry is limited by certain reserve requirements imposed by the Net Capital Rule.

Investment and Merchant Banking

     Mason Hill's activities in this area include the raising of capital for corporations, founding and developing new corporations, acting as an underwriter in public offerings of equity and debt securities for small to mid-size firms and as placement agent in the private placement of securities. Mason Hill has acted in such public underwritings as both the syndicate manager or syndicate member and intends to continue such activities in the future. Mason Hill has in the past and may continue to arrange for or provide investment candidates with bridge or temporary financing until consummation of a public offering.

     Mason Hill, while engaged in investment banking activities, intends to provide a full complement of services to its corporate clients. This not only involves the private and public financing of a corporation, but also participation in the corporation's development as an active investment banker and consultant. Mason Hill may additionally attempt to raise capital for its corporate clients in connection with mergers, acquisitions, leveraged buy-outs, divestitures, asset-based financing and corporate reorganizations and recapitalization. In addition, Mason Hill intends to assist in the development of new corporations and secure the capital for such new business. In connection with certain of its activities in this area, Mason Hill, and certain of their officers, directors and employees have in the past and may continue to acquire significant equity positions in these developing enterprises. Mason Hill expects that its investment banking activities will, in part, concentrate on corporations that are engaged in the environmental, technological, automotive, healthcare, communications and biotechnical fields, although it will consider businesses in other, unrelated industries.

     In addition to the foregoing, the NASD has recently adopted a position of deeming limited partners and owners of even a limited, de minimis percentage of a brokerage firm to be "Associated Persons" of such broker/dealer. In essence, such a position has had the effect of preventing such persons from participating in private offerings and bridge transactions of issuers being underwritten by the broker/dealer and may further restrict such persons ability to participate in initial public offerings of securities which open at a premium because of "free-riding and withholding" rules promulgated by the NASD.

     Many of the investment and merchant banking activities in which Mason Hill may engage will require substantially greater capital than Mason Hill has available. There can be no assurance that Mason Hill will ever be able to enter into any significant investment and merchant banking activities, or that it will be successful in such areas. Moreover, the types of investment and merchant banking transactions in which Mason Hill may engage is restricted under the terms of Mason Hill Restriction Agreement.

Clearing Accounts and Operations

     Mason Hill does not generally hold any funds or securities of its customers. Mason Hill utilizes, on a fully disclosed basis, the services of CIBC Oppenheimer ("Oppenheimer") as its clearing broker. Oppenheimer, the clearing broker, on a fee basis, will process all securities transactions for Mason Hill, and the accounts of its customers. Services of Oppenheimer, as clearing broker, include billing and credit control, and receipt, custody and delivery of securities, for which each brokerage firm pays a portion of the commissions it receives from customer transactions. The clearing agreement requires that Mason Hill indemnify and hold harmless the clearing broker from certain liabilities or claims. The services of Oppenheimer, as clearing broker, in effect provides a "back office" for Mason Hill's brokerage activities, freeing Mason Hill from the need and expense of creating its own back office capability, and affording its customers the security of having their securities and cash held by a major Wall Street firm.

     As required by the NASD and certain other authorities, Mason Hill is required to carry a fidelity bond covering loss or theft of securities, as well as embezzlement and forgery. The accounts of Mason Hill's customers are insured by SIPC for up to $500,000 for each customer, subject to a limitation of $100,000 for claims for cash balances and $400,000 for securities. Oppenheimer, Mason Hill's clearing agent, provides this Firm's customers with additional insurance of up to $49,500,000. SIPC is funded through assessments charged to registered broker-dealers.

Regulation

     The securities industry is subject to extensive regulation under federal and state laws. The principal purpose of the regulation is to regulate broker-dealers, protect customers and the securities markets. The SEC is the federal agency charged with administration of the federal securities laws. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations, principally the NASD and the national securities exchanges. These self-regulatory organizations adopt rules (which are subject to approval by the SEC) which govern the industry and conduct periodic examinations of member broker-dealers. Securities firms are also subject to regulation by state securities commissions in the states in which they are registered. The regulations to which broker-dealers are subject cover all aspects of the securities business, including sales methods, trading practices among broker-dealers, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. Mason Hill is currently registered as a broker-dealer in 44 states.

Net Capital Requirements

     As a broker-dealer and a member of the National Association of Securities Dealers, Inc. (the "NASD") Mason Hill is subject to the NASD's Net Capital Rule which is designed to measure the general financial integrity and liquidity of a broker-dealer. In computing net capital, various adjustments are made to net worth which exclude assets readily convertible into cash, and take a conservative perspective of other assets such as a firm's position in securities. The requirements provide that the broker-dealer shall maintain a certain minimum level of net capital and a certain ratio of net capital to aggregate indebtedness. The particular levels vary in application depending upon the nature of the activity undertaken by Mason Hill and the length of time it has been in business. The Net Capital Rule imposes restrictions on Mason Hill's operations. Compliance with the Net Capital Rule limits those operations of securities firms which require the intensive use of their capital, such as underwriting commitments and principal trading activities, and limits the ability of securities firms to pay dividends. Although the Net Capital Rule is operative on a continuous basis, for reasons of administrative practicality, Mason Hill compliance computations are made on a monthly basis. There can be no assurance that Mason Hill will maintain adequate net capital, or that its net capital will not fall below requirements established by the NASD or the SEC and subject Mason Hill to disciplinary action by those agencies in the form of fines, censure, suspension, expulsion or the termination of business altogether.

     Net capital is essentially defined as net worth (assets minus liabilities) plus certain qualifying subordinated borrowings, less various mandatory deductions. Such deductions result from excluding assets not readily convertible into cash and from conservative valuation of certain other assets. Among such mandatory deductions are adjustments (called "haircuts") in the market value of securities to reflect the possibility of a market decline prior to disposition. The Net Capital Rule as applied to Mason Hill requires that the ratio of aggregate indebtedness, as defined by the rule, to net capital not exceed 8-to-1 (increased to 15-1 after one (1) year under certain conditions). Compliance with the Net Capital Rule limits those operations of Mason Hill which require the intensive use of capital, such as underwriting commitments and trading activities. The Net Capital Rule also limits the ability of Mason Hill to make withdrawals of capital under certain conditions. The Net Capital Rule will limit the ability of Mason Hill to make cash distributions to its Shareholders.

Competition

     All aspects of Mason Hill's business are highly competitive. In its brokerage activities, Mason Hill competes directly with national broker-dealers, which are large, well-known firms with substantially greater financial and personnel resources than Mason Hill. Many of Mason Hill's competitors conduct extensive advertising and actively solicit potential clients in order to increase their business. Mason Hill also competes with a number of smaller regional brokerage firms as well as discount and on-line electronic brokerage firms which offer lower commission rates to their customers. In recent years, institutions such as large commercial banks, insurance companies and financial service companies have become a competitive factor by offering to their customers many services which are unavailable from a small brokerage firm such as Mason Hill.

Diversification and Size of Investments

     Although Mason Hill maintains its principal offices in the New York metropolitan area, finance and investment opportunities will be pursued through the U.S. and global markets. In order to reduce the impact on Mason Hill of failure of one or more unsuccessful transactions, an objective of Mason Hill is to balance its portfolio with respect to the size of its corporate finance transactions and to diversity of industries, products and company maturities represented.

     Consistent with the foregoing, the size of Mason Hill's finance transactions may vary and may depend upon whether Mason Hill is acting alone or in conjunction with other investors as part of a public or private financing. It is expected that Mason Hill will continue to participate in public and private financings sponsored by other underwriters. In general, the size of each transaction effected by Mason Hill will be determined by a financial plan which demonstrates that the capital sought will be sufficient for the company to achieve a specific objective, that such investment may significantly reduce the investment risk of any proposed future financing, and that such investment will support the company's operations.

Personnel

     Most aspects of the brokerage, securities trading and investment banking business are dependent on highly-skilled individuals. To achieve its objectives of operating a versatile brokerage, securities trading and investment and merchant banking firm capable of offering a wide variety of services to its customers, Mason Hill must attract and retain individuals with in-depth experience in many specialized fields, including, without limitation, stock trading, research, acquisitions, leveraged buy-outs, corporate takeovers and other aspects of investment and merchant banking. There can be no assurance that Mason Hill will be able to retain such personnel.

Properties

     Mason Hill maintains its principal offices at 110 Wall Street, 6th Floor, in Manhattan, New York. The lease is for 18,650 square feet of office space and is for a term of 5 years.

Litigation

     Many aspects of Mason Hill's business involve substantial risks of liability. Underwriters are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications with respect to public and private underwritten offerings. There has been an increased incidence of litigation in the securities industry in recent years, including class action suits which generally seek substantial damages. Any litigation, from the groundless to the meritorious, could consume significant resources of Mason Hill and could affect its ability to carry on normal business operations. Mason Hill does not have any insurance with outside carriers that would cover such risks of liability.

     The   securities  of  some  of  the  Offerings  in  which  Mason  Hill  has participated as underwriter or syndicate member have declined substantially in value. As a result of the significant decrease in the value of said securities, it is possible that the potential for litigation exists, most likely in the form of arbitration claims set forth against Mason Hill. Mason Hill has been named in an arbitration which, if decided against Mason Hill, would have a material adverse affect on the financial condition of Mason Hill and could cause it to reduce or terminate operations. In addition, Mason Hill has been notified that the trading of one of the public offerings in which it participated is being reviewed by the NASD and certain state securities agencies.

     Except for the foregoing, Mason Hill is not presently a party to any litigation and knows of no litigation which is threatened or pending.


II. AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY

Background

     On August 12, 1999, the Company's Board of Directors unanimously authorized an amendment to the Company's Certificate of Incorporation (i) decreasing the number of authorized shares from 500,000,000 million to 20 million shares of Common Stock; and (ii) changing the name of the Company to "Mason Hill Holdings, Inc." The amendment was approved by a majority of the shareholders of the Company on August 12, 1999.

     Each of these proposed amendments is discussed in greater detail below. Additionally, a proposed form of Certificate of Amendment of the Certificate of Incorporation of the Company is included as Exhibit B to this Information Statement. A Certificate in substantially the form of Exhibit B will be filed with the Delaware Secretary of State promptly after completion of the Acquisition of Mason Hill.

     The Board of Directors has determined that the adoption of the proposed amendments will be in the best interests of the Company.

Reasons for the Authorized Actions

     (i) The Company's Board of Directors believes that it is in the best interests of the Company to decrease the number of authorized shares of Common Stock from 500,000,000 million to 20 million shares of Common Stock in order to effectively reduce potential franchise tax liability of the Company in the future. The Company's Board of Directors is of the belief that authorized capital of 20,000,000 shares of Common Stock will be sufficient for current and near future purposes. The balance of the authorized but unissued shares of common stock will be issuable at any time and from time to time by action of the Board of Directors without further authorization from the Company's shareholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Issuance of additional Common Stock, directly or upon exercise of warrants or options if issued, has potentially dilutive effects on each of the shareholders to the extent that any of the authorized but unissued shares are subsequently issued. The issuance of such shares of Common Stock (or even the potential issuance) may have a depressive effect on the market price of the Company's securities. Moreover, an increase in the number of authorized shares would have a dilutive effect on the voting power of the outstanding Common Stock of the Company. Finally, the issuance of any of the additional shares of Common Stock, or options to purchase shares at prices below the current market price would also have a dilutive effect on stockholder's equity in the Company.

     (ii) The Company's Board of Directors believes that it is in the best interests of the Company to change the name of the Company to "Mason Hill Holdings, Inc." to reflect the new business direction of the Company. The Company has decided to redirect its business from the leasing of automobiles to the brokerage business. See "Business of Mason Hill." To this end, the Company is spinning-off to shareholders all of its assets (with the exception of 100,000 shares of DME common stock) to its shareholders as part of the actions contemplated herein.

Required Vote

     The adoption of the above described amendments to the Certificate of Amendment of the Certificate of Incorporation requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date. As discusses above, the Company's majority shareholders have approved the foregoing amendment.

No Right of Appraisal

         Under Delaware Business Company Law, the state in which the Company is incorporated, the decrease in the number of authorized shares does not require the Company to provide dissenting shareholders with a right of appraisal and the Company will not provide shareholders with such right.


III. DIRECTORS AND EXECUTIVE OFFICERS

     The following persons have been elected as directors by a majority of the stockhokders pursuant to its written consent, with such elections to become effective upon the closing of the Digital Acquisition. Furthermore, the following persons will be elected as officers effective upon the closing of the Digital Acquisition:


Name                                Age                       Position with the Company

Christopher Kinsley                 43                        President, Treasurer and Director

Walter Durchhalter                  33                        Secretary and Director

Peter Andrew Stearne                39                        Director

     Christopher J. Kinsley. Mr. Kinsley is the President, Secretary and a Director of Mason Hill & Co., Inc. From 1982 to present, Mr. Kinsley was employed with Smith Barney (formerly Shearson Lehman Bros.). Mr. Kinsley began his employment with Shearson as a retail broker. From 1984 to 1992, Mr. Kinsley managed two different Shearson branch offices with between 50 and 90 brokers in each of such offices. Mr. Kinsley currently holds Series 7, 8, 15, 24, 42, 63 and 65 licenses with the NASD. Mr. Kinsley holds a Bachelors of Arts degree from Adelphi University.

     Walter W. Durchhalter. Mr. Durchhalter is the Treasurer and a Director of Mason Hill & Co., Inc. From July 1993 to March 1995, Mr. Durchhalter was the Secretary, Executive Vice President, a Director and principal shareholder of White Rock Corp., the general partner of White Rock Partners & Co., Inc., a New York City based broker/dealer. From April 1990 until July 1992, Mr. Durchhalter was a Senior Vice President of Shearson Lehman Brothers. From April 1988 and April 1990, Mr. Durchhalter was a Senior Vice President of Gruntal & Company, a registered broker-dealer. From January 1986 through April 1988, Mr. Durchhalter was a Vice President of Moseley Securities, a registered broker-dealer.

     Peter Andrew Stearne will has agreed to become a Director of the Company upon completion of the Mason Hill Acquisition. Mr. Stearne is a Patent and Trademark Attorney who resides in and practices in Sydney Australia. Mr. Stearne holds a B.S. with Honors from the University of Melbourne, majoring in biochemistry and chemistry. Mr. Stearne holds a Doctor of Philosophy degree from the Walter & Eliza Hall Institute of Medical Research.

     The directors of the Company are elected annually by the stockholders and hold office until the next annual meeting of stockholders, or until their successors are elected and qualified. The executive officers are elected annually by the board of directors, serve at the discretion of the board of directors and hold office until their successors are elected and qualified. Vacancies on the board of directors may be filled by the remaining directors.

     As permitted under Delaware Company Law, the Company's Certificate of Incorporation eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation.

IV REVERSE-SPLIT OF THE COMPANY'S COMMON STOCK

     The Company's Board of Directors and majority shareholder have approved a reverse-split of the Company's common stock. The Board of Directors believes that a reverse-split of the Company's common stock on a one-for-two basis is in the best interests of the Company as it has the effect of reducing the number of shares issued and outstanding.

Required Vote

     The reverse split of the Company's Common Stock been approved by the Board of Directors and by the majority shareholders of the Company.

V RATIFICATION OF INDEPENDENT ACCOUNTANTS

     A majority of the Company's Stockholders and the Board of Directors have ratified the selection of Lilling & Company, as the Company's independent accountants for the fiscal year ended November 30, 1999. Lilling & Company has previously been retained by Mason Hill and is being retained by the Company for fiscal 1999 because of such relationship and the fact that the Company will be effecting its operations through Mason Hill during fiscal 1999.

VI   THE REORGANIZATION OF PRIDE'S AC INVESTMENTS, INC. AND PMS
     INVESTMENTS, INC. SUBSIDIARIES SUCH THAT THEY BECOME WHOLLY-
     OWNED SUBSIDIARIES OF AC HOLDINGS, INC., A WHOLLY OWNED
     SUBSIDIARY OF PRIDE;

     The Company has reorganized the ownership of its AC Investments, Inc. and PMS Investments, Inc. subsidiaries such that they have become wholly-owned subsidiaries of AC Holdings, Inc., a wholly owned subsidiary of Pride. The reorganization has been effected to permit the Company to spin-off of Pride's non-DGMF assets to its shareholders, which the Board believes will benefit its shareholders. The Company does not believe that Delaware law requires shareholder approval of the foregoing transaction, although same was approved by a majority of Pride shareholders pursuant to the terms of the Agreement. Upon completion of the Mason Hill Acquisition, AC Holdings, Inc. will be 100% owned by the shareholders of Pride as at the Record Date.


VII THE SPIN-OFF OF ALL OF THE 2,166,357 SHARES OF COMMON STOCK OF PRIDE'S AC HOLDINGS, INC. SUBSIDIARY TO ITS SHAREHOLDERS.

     As set forth above, the Company intends to spin-off of Pride's non-DGMF assets to its shareholders, which the Board believes will benefit its shareholders. The Company does not believe that Delaware law requires shareholder approval of the foregoing transaction, although same was approved by a majority of Pride shareholders pursuant to the terms of the Agreement. Upon completion of the Mason Hill Acquisition, shares of AC Holdings, Inc. owned by the shareholders of Pride will be restricted from transfer, absent registration of such shares under the Securities Act of 1933 or an exemption therefrom. There can be no assurance that the AC Holdings, Inc. will ever be transferrable or that they will be of any value to shareholders.

VII THE SPIN-OFF OF 743,000 SHARES OF DME INTERACTIVE HOLDINGS, INC. COMMON STOCK WHICH ARE OWNED BY THE COMPANY TO ITS
         SHAREHOLDERS.

     As set forth above, the Company intends to spin-off 743,000 shares of DGMF common stock owned by the Company to its shareholders, which the Board believes will benefit its shareholders. DGMF common stock currently trades on the OTC Bulletin Board under the symbol "DGMF". It is the intention of the Company that such shares will be freely transferrable upon the distribution of such shares to the Pride Shareholders, although there can be no that the DGMF shares will be transferrable or that they will be of any value to shareholders. The Company does not believe that Delaware law requires shareholder approval of the foregoing transaction, although same was approved by a majority of Pride shareholders pursuant to the terms of the Agreement.

     The Company has not received an appraisal or fairness opinion with respect to any of the foregoing transactions.

                             ADDITIONAL INFORMATION

     The Company's annual report on Form 10-KSB for the fiscal year ended November 30, 1998 and Report on Form 10-QSB for the quarter ended February 28, 1999 and the exhibits filed therewith are hereby incorporated by reference. The Company will furnish a copy of the Form 10-KSB or any exhibit thereto upon request by a shareholder to Alan Lubinsky, Pride, Inc., Pride House, Watford Metro Centre, Tolpits Lane, Watford Hertfordshire, WD1 8SB England.

                                             By Order of the Board of Directors,

                                                                     PRIDE, INC.



                                                        Alan Lubinsky, Secretary


New York, New York
August __, 1999